Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-121164, 333-117110, 333-88854, 333-100522, 333-51446, 333-15409, 333-09368 and 333-1796 of Kerzner International Limited and subsidiaries (the “Company”) on Form S-8, F-3, F-3, S-8, S-8, F-4, S-8 and S-8, respectively, of our report dated March 30, 2005, relating to the consolidated financial statements of the Company, appearing in this Annual Report on Form 20-F of the Company for the year ended December 31, 2004.

/s/ DELOITTE & TOUCHE LLP

Miami, Florida
March 30, 2005